EXHIBIT 99.1 – PRESS RELEASE ISSUED June 28, 2005

FOR IMMEDIATE RELEASE: June 28, 2005

Contact:	Bevo Beaven, Vice President
Bill Conboy, Senior Account Executive
CTA Public Relations
303-665-4200
Bevo@ctapr.com
Bill@ctapr.com

Harken Energy Completes Two Million Share Buyback of Common Stock

and Authorizes an Additional Two Million Share Repurchase Plan

Dallas, TX - June 28, 2005 - Harken Energy Corporation (AMEX: HEC) announced it has completed the buyback of two million shares of its common stock. These shares were repurchased as part of the stock repurchase plan previously announced in May of 2005.

The Board of Directors of Harken Energy has also authorized a new stock repurchase program allowing the company to buy back up to two million shares of its common stock. All repurchases will be made from time to time in the open market when opportunities to do so at favorable prices present themselves in compliance with all applicable laws and regulations, including the Securities and Exchange Commission rules.

Harken Energy Corporation is engaged in oil and gas exploration, development and production operations both domestically and internationally through its various subsidiaries. Additional information may be found at the Harken Energy Web site, www.harkenenergy.com, or by calling Bevo Beaven or Bill Conboy at CTA Public Relations at (303) 665-4200.

Certain statements in this announcement including statements regarding future expectations, objectives, intentions and plans for oil and gas exploration, development and production may be regarded as “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. Management’s current view and plans, however, are subject to numerous known and unknown risks, uncertainties and other factors that may cause the actual results, performance, timing or achievements of Harken to be materially different from any results, performance, timing or achievements expressed or implied by such forward-looking statements. The various uncertainties, variables, and other risks include those discussed in detail in the Company’s SEC filings, including the Annual Report on Form 10-K/A dated June 23, 2005 and quarterly report on Form 10-Q/A dated June 23, 2005. Although Harken believes that the expectations reflected in the forward-looking statements of this announcement are reasonable, it can give no assurance that such expectations will prove to be correct or that unforeseen developments will not occur. Harken undertakes no duty to update or revise any forward-looking statements. Actual results may vary materially.

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